Exhibit 99.1

                    (ACC) American Campus Communities, Inc.
          Reports 2004 Fourth-Quarter and Full-Year Financial Results

     AUSTIN, Texas--(BUSINESS WIRE)--March 1, 2005--American Campus Communities, Inc. (NYSE:ACC), today announced the following financial results for the quarter and year ending December 31, 2004.

    Highlights

    --  Fourth Quarter 2004 Net Income of $3.3 million and FFO of
        $0.48 per fully diluted share exceeds previous guidance.

    -- Fourth Quarter 2004 FFOM per fully diluted share of $0.36 in line with previous guidance.

    -- Fourth Quarter 2004 Net Operating Income ("NOI") for same-store owned off-campus properties increased 15 percent over fourth quarter 2003.

    -- Third party management services revenues in fourth quarter 2004 increased 115 percent over prior year quarter.

    -- Closed and commenced construction on Cullen Oaks, a $17.0 million on-campus participating property at the University of Houston, scheduled to open in Fall 2005.

    -- Assumed third-party management responsibilities of two properties serving students attending Florida State University and Central Michigan University.

    Fourth-Quarter 2004 Operating Results

    Revenue for the 2004 fourth quarter totaled $18.2 million, up 19 percent from $15.2 million in the 2003 fourth quarter. Net income for 2004 fourth quarter, totaled $3.3 million, or $0.26 per fully diluted share, compared with a net loss of $0.4 million in the 2003 fourth quarter. The increase in net income was primarily due to the opening of new, owned properties at Temple University, California State University at Fresno and California State University at San Bernardino in August 2004. FFO for the quarter totaled $6.2 million, or $0.48 per fully diluted share. FFOM totaled $4.5 million, or $0.36 per fully diluted share. A reconciliation of FFO and FFOM to net income is shown on Table 4. NOI for same-store owned off-campus properties was $4.6 million in the 2004 fourth quarter, up $0.6 million from the 2003 fourth quarter.
    "Our strong fourth-quarter performance benefited from the opening of three new developments, a 15 percent increase in same-store NOI on our owned off-campus properties, and occupancy rates exceeding 97 percent for our owned properties," said Bill Bayless, ACC President and Chief Executive Officer. "We're also continuing to see numerous development and acquisition opportunities that complement our growth strategy of owning high-quality properties in close proximity to college and university campuses."

    Full-Year 2004 Operating Results

    For the year ended December 31, 2004, the company's revenue totaled $60.8 million, an increase of 6 percent over revenue of $57.1 million in 2003. A net loss of $1.3 million was reported for the 2004 full year, compared with a net loss of $0.9 million a year-earlier. FFO and FFOM for the 2004 full year totaled $8.6 million and $6.5 million, respectively. A reconciliation of FFO and FFOM to net income is shown in Table 4. NOI for same-store owned off-campus properties in 2004 totaled $16.4 million, compared to $16.2 million in 2003. Full-year 2004 results reflect expenses totaling approximately $2.6 million related to certain transactions occurring in conjunction with the company's IPO and related formation transactions. Excluding the charges related to the IPO and formation transactions, net income, FFO and FFOM for the year ended December 31, 2004 would have been $1.3 million, $11.2 million and $9.1 million, respectively.

    Recent Activities

    Since the end of the 2004 fourth quarter, the company:

    -- Completed the disposition of its University Village property to California State University, San Bernardino for an option price of $28.3 million.

    -- Closed the acquisition of five student housing properties in Florida containing a total of 1,656 beds for an aggregate purchase price of approximately $53.5 million, including the assumption of approximately $35.4 million in fixed-rate mortgage debt.

    -- Signed an agreement to purchase Cityparc at Fry Street, a 418-bed student housing community located in close proximity to the University of North Texas, to be acquired for a purchase price of approximately $19.2 million, including approximately $11.8 million of existing fixed-rate mortgage debt.

    -- Signed an agreement to purchase the Exchange at Gainesville, a 1,044-bed student housing community located in close proximity to the University of Florida, for a total purchase price of approximately $47.5 million. The property is unencumbered by debt.

    2005 Outlook

    Based on the judgment and current expectations of the management team, the company is narrowing the range of its previous 2005 FFOM guidance and is lowering its previous 2005 FFO guidance. This is due to several factors, including :

    -- A delay in closing the acquisition of the five-property portfolio in Florida, which we had anticipated closing in mid-December 2004 and was closed in February 2005, this impacted 2005 FFO and FFOM by approximately 3 cents per share.

    -- The exercise of the option by California State University - San Bernardino to purchase our University Village property, which closed on January 5, 2005. This resulted in capital being inactive pending redeployment which lowered FFO and FFOM by approximately 3 to 7 cents per share.

    -- Our previous guidance had treated the development fee revenue from the Cullen Oaks Phase II project as third party service revenue as at that time we were pursuing this project in that structure. Our current guidance reflects this as an on-campus participating property structure and accordingly this development fee revenue is substantially eliminated in consolidation - this resulted in lowering of FFO by approximately 4 to 5 cents per share.

    The company now expects that full-year 2005 net income will range from $0.72 to $0.78 per fully diluted share, FFO will range from $1.42 to $1.50 per fully diluted share, and FFOM will range from $1.32 to $1.42 per fully diluted share. A reconciliation of the range provided for projected net income to projected FFO and FFOM for the year ending December 31, 2005 is shown in Table 5. We expect that the company's financial results for the year ended December 31, 2005 will be affected by national and regional economic trends and events, the acquisition of properties, the ability of the company to be awarded development projects and the timing of such awards, the amount of income recognized by the taxable REIT subsidiary and any corresponding income tax expense, and other factors.

    Supplemental Information and Earnings Conference Call

    Supplemental financial and operating information, as well as this earnings news release, is available at the investor relations section of American Campus Communities' website, www.americancampuscommunities.com. In addition, the company will host a conference call to discuss fourth quarter results and the 2005 outlook on Wednesday, March 2, 2005 at 11:00 a.m. EST (10 a.m. CST). To participate by telephone, call 800-810-0924 or 913-981-4900 at least five minutes prior to the call.
    To listen to the live broadcast, go to
www.americancampuscommunities.com or www.fulldisclosure.com at least 15 minutes prior to the call so that required audio software can be downloaded. Informational slides to accompany prepared remarks during the conference call as well as a supplemental analyst package can be accessed at the websites. A replay of the conference call will be available beginning two hours after the end of the call until March 9, 2005 by dialing 888-203-1112 or 719-457-0820, pass code 9400162. The replay also will be available for 30 days at www.americancampuscommunities.com and at www.fulldisclosure.com.

    About American Campus Communities

    American Campus Communities, Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust
(REIT) with expertise in the design, finance, development, construction management, leasing and management of student housing properties. American Campus Communities owns and manages a portfolio of 22 student housing communities containing approximately 14,100 beds. Including its owned properties, the company provides management and leasing services at a total of 41 properties with more than 25,400 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

    Forward-Looking Statements

    This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might," "plan," "estimate," "project," "should," "will," "result" and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
    Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel whose continued service is not guaranteed; availability of qualified acquisition and development targets; availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.




                                Table 1
          American Campus Communities, Inc. and Subsidiaries
                Consolidated & Combined Balance Sheets
  (unaudited, dollars in thousands, except share and per share data)

                                                December 31,
                                        -----------------------------
                                            2004           2003
                                        -------------- --------------
Assets
Investments in real estate:
  Owned off-campus properties, net           $272,450       $222,907
  On-campus participating properties,
   net                                         68,064         77,689
                                        -------------- --------------
Investments in real estate, net               340,514        300,596

Cash and cash equivalents                       4,050          5,227
Restricted cash and short-term
 investments                                    9,816          9,503
Student contracts receivable, net               2,164          2,355
Other assets                                   11,084         12,885
                                        -------------- --------------

Total assets                                 $367,628       $330,566
                                        ============== ==============

Liabilities and stockholders' and
 Predecessor owners' equity

Liabilities:
  Mortgage loans, bonds payable and
   lines of credit                           $201,014       $275,598
  Accounts payable and accrued expenses         5,443          3,966
  Other liabilities                            20,294         23,092
                                        -------------- --------------

Total liabilities                             226,751        302,656

Minority interests                              2,648            252

Stockholders' and Predecessor owners'
 equity:
  Common stock, $0.01 par value,
   800,000,000 shares authorized,
   12,615,000 shares issued and
   outstanding                                    126             --
  Additional paid in capital                  136,259             --
  Accumulated earnings and dividends            1,802             --
  Accumulated other comprehensive income
   (loss)                                          42           (197)
  Predecessor owners' equity                       --         27,855
                                        -------------- --------------
Total stockholders' and Predecessor
 owners' equity                               138,229         27,658
                                        -------------- --------------

Total liabilities and stockholders' and
 Predecessor owners' equity                  $367,628       $330,566
                                        ============== ==============


                                Table 2
          American Campus Communities, Inc. and Subsidiaries
           Consolidated & Combined Statements of Operations
  (unaudited, dollars in thousands, except share and per share data)

                                          Quarter Ended December 31,
                                        ------------------------------
                                             2004           2003
                                        --------------- --------------
Revenues:
  Owned off-campus properties                  $10,455         $7,699
  On-campus participating properties             5,595          5,578
  Third-party development services               1,065          1,600
  Third-party management services                  798            371
  Resident services                                268             --
                                        --------------- --------------
Total revenues                                  18,181         15,248

Operating expenses:
  Owned off-campus properties                    4,446          3,728
  On-campus participating properties             2,082          2,099
  Third-party development and management
   services                                      1,422          1,448
  General and administrative                     1,314          1,561
  Depreciation and amortization                  2,823          2,237
  Ground lease                                     148            187
                                        --------------- --------------
Total operating expenses                        12,235         11,260
                                        --------------- --------------

Operating income                                 5,946          3,988

Non-operating income and (expenses):
  Interest income                                   25             15
  Interest expense                              (3,550)        (4,299)
  Amortization of deferred financing
   costs                                          (232)          (140)
  Other non-operating income                       653             --
                                        --------------- --------------
Total non-operating expenses                    (3,104)        (4,424)
                                        --------------- --------------

Income (loss) before taxes, minority
 interests and discontinued operations           2,842           (436)

Income tax provision                               (29)            --

Minority interests                                 (30)            41
                                        --------------- --------------

Income (loss) from continuing operations         2,783           (395)

Discontinued operations:
  Income attributable to discontinued
   operations                                      557              2
  Gain from disposition of real estate              --             16
                                        --------------- --------------
    Total discontinued operations                  557             18
                                        --------------- --------------

Net income (loss)                               $3,340          $(377)
                                        =============== ==============

Earnings per share, basic and fully
 diluted:
  Net income per share                           $0.26
                                        ===============

Weighted average common shares
 outstanding:
  Basic                                     12,622,145
                                        ===============
  Diluted                                   12,743,145
                                        ===============


                                Table 3
          American Campus Communities, Inc. and Subsidiaries
           Consolidated & Combined Statements of Operations
                   (unaudited, dollars in thousands)

                                           Year Ended December 31,
                                        -----------------------------
                                            2004           2003
                                        -------------- --------------
Revenues:
  Owned off-campus properties                 $35,115        $31,514
  On-campus participating properties           17,418         16,482
  Third-party development services              5,803          7,939
  Third-party management services               2,105          1,189
  Resident services and other                     382             12
                                        -------------- --------------
Total revenues                                 60,823         57,136

Operating expenses:
  Owned off-campus properties                  16,861         15,272
  On-campus participating properties            7,900          7,925
  Third-party development and management
   services                                     5,543          5,389
  General and administrative                    5,234          2,749
  Depreciation                                  9,973          8,868
  Ground lease                                    812            489
                                        -------------- --------------
Total operating expenses                       46,323         40,692
                                        -------------- --------------

Operating income                               14,500         16,444

Non-operating income and (expenses):
  Interest income                                  82             71
  Interest expense                            (16,698)       (16,940)
  Amortization of deferred financing
   costs                                       (1,211)          (558)
  Other non-operating income                      927             --
                                        -------------- --------------
Total non-operating expenses                  (16,900)       (17,427)
                                        -------------- --------------

Loss before taxes, minority interests
 and discontinued operations                   (2,400)          (983)

Income tax benefit                                728             --

Minority interests                                100             16
                                        -------------- --------------

Loss from continuing operations                (1,572)          (967)

Discontinued operations:
  Income attributable to discontinued
   operations                                     272              7
  (Loss) gain from disposition of real
   estate                                         (39)            16
                                        -------------- --------------
    Total discontinued operations                 233             23
                                        -------------- --------------

Net loss                                      $(1,339)         $(944)
                                        ============== ==============


                                Table 4
          American Campus Communities, Inc. and Subsidiaries
                      Calculation of FFO and FFOM
  (unaudited, dollars in thousands, except share and per share data)

                                        Quarter Ended    Year Ended
                                        -------------- --------------
                                          12/31/04       12/31/04
                                        -------------- --------------
Net income (loss)                              $3,340        $(1,339)
Minority interests                                 30           (100)
Loss from disposition of real estate               --             39
Real estate-related depreciation and
 amortization                                   2,791         10,009
                                        -------------- --------------

Funds from Operations ("FFO")                   6,161          8,609

Elimination of operations from on-campus
 participating properties:
  Net income from on-campus
   participating properties                    (1,179)          (270)
  Amortization of investment in
   on-campus participating properties            (871)        (3,531)
                                        -------------- --------------
                                               (2,050)        (3,801)

Modifications to reflect operational
 performance of on-campus participating
 properties:
  Our share of net cash flow (a)                  148            772
  Management fees                                 274            860
  On-campus participating properties
   development fees (b)                            15             15
                                        -------------- --------------
  Impact of on-campus participating
   properties                                     437          1,647
                                        -------------- --------------
Funds from Operations--Modified for
 operational performance of on-campus
 participating properties ("FFOM")             $4,548         $6,455
                                        ============== ==============

FFO per share--basic                            $0.49
                                        ==============
FFO per share--diluted                          $0.48
                                        ==============

FFOM per share--basic and diluted               $0.36
                                        ==============

Weighted average common shares
 outstanding:
  Basic                                    12,622,145
                                        ==============
  Diluted                                  12,743,145
                                        ==============

(a) 50 percent of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Amounts indicate actual cash received for the year-to-date periods and amounts accrued for the interim periods.

(b) Development and construction management fees related to the Cullen Oaks Phase II on-campus participating property.


                                Table 5
          American Campus Communities, Inc. and Subsidiaries
                            2005 Outlook(a)
       (unaudited, dollars in thousands, except per share data)

                                             Low           High
                                        -------------- -------------
Net income                                     $9,200        $9,900
Gain on disposition of property                (5,400)       (5,600)
Minority interests                                 50           150
Depreciation and amortization                  13,900        14,100
Amortization of intangible acquired
 assets                                           400           600
                                        -------------- -------------
Funds from Operations ("FFO")                  18,150        19,150

Elimination of operations of on-campus
 participating properties:
  Net income from on-campus
   participating properties                      (500)         (400)
  Amortization of investment in
   on-campus participating properties          (3,500)       (3,500)
                                        -------------- -------------
                                               (4,000)       (3,900)

Modifications to reflect operational
 performance of on-campus participating
 properties:
  Our share of net cash flow                      800           900
  Development fees earned on Cullen Oaks        1,050         1,100
  Management fees                                 800           900
                                        -------------- -------------
Impact of on-campus participating
 properties                                     2,650         2,900
                                        -------------- -------------
Funds from operations--Modified for
 operational performance of on-campus
 participating properties ("FFOM")            $16,800       $18,150
                                        ============== =============

Weighted average common shares
 outstanding--diluted                          12,744        12,744
                                        ============== =============

Net income per share--diluted                   $0.72         $0.78
                                        ============== =============

FFO per share--diluted                          $1.42         $1.50
                                        ============== =============

FFOM per share--diluted                         $1.32         $1.42
                                        ============== =============

(a) Assumes that (1) the company will complete current contracted acquisitions by mid-year at current contract terms without effect of fair value adjustments that may be necessary, (2) University Village at Sweet Home will open on-time and on-budget, and that 50 percent of the project costs will be permanently financed upon completion, (3) the on-campus participating construction property Cullen Oaks Phase II will open on-time and on-budget, (4) the company will enter into contracts for third-party development and construction projects that generate revenues consistent with 2004 levels, (5) the 2005-2006 academic year lease-up will be at similar rates and occupancy levels as experienced in the current academic year, (6) the cost of Sarbanes-Oxley compliance at 2005 year-end will be approximately $0.5 million, and (7) the interest rate on our floating rate debt will not increase more than 75 basis points in 2005.





    CONTACT: American Campus Communities, Inc., Austin
             Mark J. Hager, 512-732-1000